Exhibit 10.38

Contura Energy, Inc.
OPTION AGREEMENT
This Option Agreement is entered into by and between Contura Energy, Inc. (the “Company”) and the individual whose name appears below (the “Employee”) in order to set forth the terms and conditions of Options granted to the Employee under the Contura Energy, Inc. Management Incentive Plan (the “Plan”). The Options are NOT intended to qualify as “incentive stock options” under Section 422 of the Code and therefore shall be treated as “non-qualified stock options”.
Employee’s Name:
Address:

					Vesting Schedule
Option Type	Date of Grant	Expiration Date	Number of Shares	Exercise Price Per Share	Date	Shares
Non-qualified Stock Options	March [●], 2017	(1)	[●]	$[●]	March [●], 2018 March [●], 2019 March [●], 2020	[33.3%] [33.3%] [33.4%]
(1)    10 year anniversary of Date of Grant.

Subject to the attached Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, the Company hereby grants to the Employee, effective on the Date of Grant, the Options as outlined above. Capitalized terms used but not otherwise defined herein or in the attached Terms and Conditions shall have the meanings ascribed to such terms in the Plan.
The Company and the Employee have executed this Agreement.

CONTURA ENERGY, INC.		EMPLOYEE:
By:
Name: Title:

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PLEASE RETURN ONE SIGNED COPY OF THIS AGREEMENT TO:

Contura Energy, Inc.
300 Martin Luther King Jr., Blvd.
Suite 500
PO Box 848
Bristol, TN 37620
Attn: General Counsel

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Contura Energy, Inc.
CONTURA ENERGY, INC. MANAGEMENT INCENTIVE PLAN
Terms and Conditions of Options

1.
VESTING AND EXERCISE OF OPTIONS. The Employee may exercise one or more of the Options granted in the Option Agreement, to the extent then vested according to the vesting schedule set forth above, by giving written notice on a form provided by the Company specifying the number of Options being exercised and the exercise date and by tendering payment for the Shares being purchased under the Options. The Options shall expire on the expiration date set forth above (the “Expiration Date”), unless terminated earlier as provided below.

2.	EXERCISE PRICE. The Exercise Price per Share of the Options shall be as set forth above.

3.
ACCELERATED VESTING. The Options shall become fully vested and exercisable upon a Change in Control, which shall include an IPO, subject to the Employee’s continuous employment with the Company through such date.

4.
PAYMENT FOR SHARES. Payment for the Shares issuable upon exercise of an Option shall be made in full in cash or by certified check. The Employee may exercise the Option through a cashless exercise procedure pursuant to Section 6.01(d) of the Plan. Any payment for Shares must include such additional amounts as may be required by the Company to satisfy Federal, state and local withholding tax requirements, subject to Section 8.02 of the Plan.

5.
EXERCISE. As soon as reasonably practicable following the exercise of an Option and the receipt by the Company of payment for the Shares and applicable withholding taxes, a certificate (or such other form as determined by the Company) representing the Shares purchased, registered in the name of the Employee, shall be delivered to the Employee; provided that in lieu thereof, the Company shall have the right, but not the obligation, to pay to the Employee a cash amount per Share exercised equal to the fair market value of a share of Common Stock on the date of such exercise (as determined by the Committee) less the Exercise Price.

The following legend may be included on any Shares purchased by the Employee hereunder:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION PROVIDED BY RULE 701 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANOTHER EXEMPTION THEREUNDER. THEY MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREOF.”

6.
TERMINATION OF EMPLOYMENT. Upon termination of the Employee’s employment with the Company, the Employee shall be entitled to exercise the Options, only to the extent vested and exercisable on the date of the Employee’s termination (or to the extent such Options become vested pursuant to the terms of Employee’s employment agreement or in the

Company’s Key Employee Separation Plan if applicable to Employee), at any time within the three (3) month period, or such longer period as may be provided in Employee’s employment agreement or in the Company’s Key Employee Separation Plan if applicable to Employee, immediately following the date of the Employee’s termination of employment, but in all cases, not later than the Expiration Date. Any Options that are not vested upon termination of employment, and that do not become vested pursuant to the terms of Employee’s employment agreement or in the Company’s Key Employee Separation Plan if applicable to Employee, shall terminate.

7.
SECURITIES REPRESENTATIONS. Upon the exercise of the Option prior to the registration of the Shares to be issued hereunder pursuant to the Securities Act or other applicable securities laws, the Employee shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be reasonably requested by the Company for compliance with applicable laws, and any issuances of Shares by the Company hereunder shall be made in reliance upon the express representations and warranties of the Employee:

(a)
The Employee is acquiring and will hold the Shares to be issued hereunder for investment for the Employee’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.

(b)
The Employee has been advised that the Shares to be issued hereunder have not been registered under the Securities Act or other applicable securities laws, on the ground that no distribution or public offering of such Shares is to be effected (it being understood, however, that such Shares are being issued and sold in reliance on the exemption provided under Rule 701 under the Securities Act or another exemption thereunder), and that such Shares must be held indefinitely, unless they are subsequently registered under the applicable securities laws or the Employee obtains an opinion of counsel (in the form and substance reasonably satisfactory to the Company and its counsel) that registration is not required. In connection with the foregoing, the Company is relying in part on the Employee’s representations set forth in this Section 7. The Employee further acknowledges and understands that the Company is under no obligation hereunder to register the Shares to be issued hereunder.

(c)
The Employee is aware of the adoption of Rule 144 by the United States Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. The Employee acknowledges that the Employee is familiar with the conditions for resale set forth in Rule 144, and acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)
The Employee has been furnished with, and has had access to, such information as the Employee considers necessary or appropriate for deciding whether to invest in the Shares to be issued hereunder, and the Employee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such Shares.

(e)
The Employee is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Employee is able, without impairing the Employee’s financial condition, to hold the Shares to be issued hereunder for an indefinite period and to suffer a complete loss of the Employee’s investment in such Shares.

8.
NONTRANSFERABILITY. Options granted under the Plan may not be transferred, assigned pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution.

9.	MISCELLANEOUS.

(a)	Definitions. Terms used in this Agreement which are defined in the Plan shall have the respective meanings set forth in the Plan.

(b)
Tag Along Rights. For the avoidance of doubt, the Employee shall have the same tag along rights with respect to Shares acquired pursuant to exercise of the Option on the same terms and conditions as are then applicable to other Company stockholders pursuant to any stockholders agreement or any similar agreement, if any, as may be in effect from time to time; provided that the Employee will not be required to agree to be subject to restrictive covenants that are more burdensome than those included in the Employee’s Employment Agreement, if applicable. If the other Company stockholders do not include the Employee in any transaction in which such rights would apply, the Company shall, subject to applicable law, offer to purchase such Shares for cash at the purchase price paid in such transaction.

(c)
No Right To Employment. This Agreement shall not confer upon the Employee any right to continue in the employ of the Company or any subsidiary or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan nor interfere with or limit the right of the Company or any subsidiary to modify the terms of or terminate the Employee’s employment at any time.

(d)
Notice. Any notice or other communication required or permitted to be given under this Agreement must be given by personal delivery or by registered or certified mail, return receipt requested and addressed, if to the Committee or the Company, at the principal office of the Company and, if to the Employee, at the Employee’s last known address as set forth in the books and records of the Company.

(e)
Plan to Govern. This Agreement and the rights of the Employee hereunder are subject to all of the terms and conditions of the Plan as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for the administration of the Plan.

(f)	Amendment. Subject to restrictions set forth in the Plan, the Company may from time to time suspend, modify or amend this Agreement. No suspension, modification or amendment of this Agreement may, without the consent of the Employee, adversely affect the rights of the Employee with respect to the Options granted pursuant to this Agreement.

(g)
Severability. In the event that any provision of this Agreement shall he held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(h)
Entire Agreement. This Agreement and the Plan contain all of the understandings between the Company and the Employee concerning the Options granted hereunder and supersede all prior agreements and understandings, except any applicable provisions in Employee’s employment agreement or in the Company’s Key Employee Separation Plan if applicable to Employee.

(i)	Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Employee will be an original and all of which together will be the same Agreement.

(j)	Governing Law. To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

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